Exhibit 10.14

EXECUTION VERSION

TEXTAINER MARINE CONTAINERS LIMITED

Issuer

and

WELLS FARGO BANK, NATIONAL ASSOCIATION

Indenture Trustee

SERIES 2005-1 SUPPLEMENT

DATED AS OF MAY 26, 2005

TO

SECOND AMENDED AND RESTATED INDENTURE

DATED AS OF MAY 26, 2005

SERIES 2005-1 NOTES

TABLE OF CONTENTS

(continued)

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TABLE OF CONTENTS

(continued)

Page

EXHIBITS

EXHIBIT A-1	Form of 144A Book Entry Note
EXHIBIT A-2	Form of Regulation S Temporary Book Entry Note
EXHIBIT A-3	Form of Unrestricted Book Entry Note
EXHIBIT A-4	Form of Note Issued to Institutional Accredited Investors
EXHIBIT B	Form of Certificate to be Given by Noteholders
EXHIBIT C	Form of Certificate to be Given by Euroclear or Clearstream
EXHIBIT D	Form of Certificate to be Given by Transferee of Beneficial Interest In a Regulation S Temporary Book Entry Note
EXHIBIT E	Form of Transfer Certificate for Exchange or Transfer From 144A Book Entry Note to Regulations S Book Entry Note
EXHIBIT F	Form of Initial Purchaser Exchange Instructions

SCHEDULES

SCHEDULE 1	Series 2005-1 Minimum Targeted Principal Balances and Series 2005-1 Scheduled Targeted Principal Balances by Payment Date

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SERIES 2005-1 SUPPLEMENT, dated as of May 26, 2005 (as amended, modified and supplemented from time to time in accordance with the terms hereof, the “Supplement”), between Textainer Marine Containers Limited, a company organized under the laws of Bermuda (the “Issuer”), and Wells Fargo Bank, National Association, a national banking association, as Indenture Trustee (the “Indenture Trustee”).

WHEREAS, pursuant to the Second Amended and Restated Indenture, dated as of May 26, 2005 (as amended and supplemented from time to time in accordance with its terms, the “Indenture”), between the Issuer and the Indenture Trustee, the Issuer may from time to time direct the Indenture Trustee to authenticate one or more new Series of Notes. The Principal Terms of any new Series are to be set forth in a Supplement to the Indenture.

WHEREAS, pursuant to this Supplement, the Issuer and the Indenture Trustee shall create a new Series of Notes (“Series 2005-1”) and specify the Principal Terms thereof.

NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

Definitions; Calculation Guidelines

Section 101. Definitions. (a) Whenever used in this Supplement, the following words and phrases shall have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

“Aggregate Series 2005-1 Note Principal Balance” means, as of any date of determination, an amount equal to the sum of the Series 2005-1 Note Principal Balances of all Series 2005-1 Notes then Outstanding, which as of the Closing Date shall be Five Hundred Eighty Million Dollars ($580,000,000.00).

“Ambac” means Ambac Assurance Corporation, a Wisconsin-domiciled stock insurance corporation regulated by the Office of the Commissioner of Insurance of the State of Wisconsin, and any successor thereto.

“Base Rate” means on any date, a fluctuating rate of interest per annum equal to the higher of (a) the Prime Rate and (b) the Federal Funds Rate plus 1.50% per annum.

“Clearing Agency” means, with respect to any Book Entry Note, any Person designated as such by Issuer, which Person must be registered as a “clearing agency” pursuant to Section 17A of the Securities Exchange Act of 1934.

“Closing Date” means May 26, 2005.

“Control Party” means with respect to Series 2005-1 Notes: (i) so long as no Series Enhancer Default has occurred and is continuing and the Series 2005-1 Notes are Outstanding, the Policy has not expired or any amounts remain unpaid to the Series Enhancer pursuant to the Series 2005-1 Related Documents, the Series Enhancer; or (ii) if a Series Enhancer Default has occurred and is continuing, the Majority of Holders of the Series 2005-1 Notes.

“Default Interest” means, for any Payment Date, the amount of incremental interest payable on the Series 2005-1 Notes in accordance with the provisions of Section 203(b) hereof over the amount of interest payable pursuant to Section 203(a) hereof.

“Deficiency Amount” means (a) for any Payment Date (other than the Series 2005-1 Legal Final Payment Date), any shortfall in the aggregate amount available in the Series 2005-1 Series Account for the Series 2005-1 Notes or any other amounts available under the Indenture or this Supplement to pay the interest due and payable on all Series 2005-1 Notes on such Payment Date (excluding Default Interest), and (b) on the Series 2005-1 Legal Final Payment Date, any shortfall in the aggregate amount available in the Series 2005-1 Series Account or any other amounts available under the Indenture or this Supplement to pay the then unpaid principal balance of, and accrued interest (excluding Default Interest) on, all Series 2005-1 Notes on the Series 2005-1 Legal Final Payment Date.

“Deficiency Notice” shall have the meaning set forth in Section 302 hereof.

“DTC” shall have the meaning set forth in Section 207.

“Federal Funds Rate” means as of any date of determination, a fluctuating interest rate per annum equal to the weighted average of the federal funds rates and confirmed in Federal Reserve Board Statistical Release H.15 (519) or any successor or substitute publication selected by the Indenture Trustee (or, if such day is not a Business Day, for the next preceding Business Day), or, if, for any reason, such rate is not available on any day, the rate determined, in the sole opinion of the Indenture Trustee, to be the rate at which federal funds are being offered for sale in the national federal funds market at 9:00 a.m. (New York City time).

“Initial Commitment” means Five Hundred Eighty Million Dollars ($580,000,000.00).

“Initial Purchaser” means Wachovia Capital Markets, LLC, a limited liability company organized and existing under the laws of the State of Delaware.

“Institutional Accredited Investors” shall have the meaning set forth in Section 207.

“Insurance Agreement” means the Insurance and Indemnification Agreement, dated as of May 26, 2005, among the Issuer, the Manager and Ambac.

“Insured Amounts” shall have the meaning set forth in the Policy.

“Interest Accrual Period” means the period beginning with, and including, a Payment Date and ending on (and including) the day before the next succeeding Payment Date; except that, in the case of the first Interest Accrual Period, the period beginning with and including the Closing Date and ending on and including the day before the initial Payment Date.

“Letter of Representations” means the Letter of Representations, dated as of May 26, 2005, between the Issuer and the Clearing Agency.

“Majority of Holders” means, with respect to the Series 2005-1 Notes as of any date of determination, Series 2005-1 Noteholders representing more than fifty percent (50%) of the then Aggregate Series 2005-1 Note Principal Balance.

“Maximum Principal Withdrawal Amount” shall have the meaning set forth in the Indenture.

“Minimum Principal Payment Amount” means, for the Series 2005-1 Notes on any Payment Date, the excess, if any, of (x) the then Aggregate Series 2005-1 Note Principal Balance, over (y) the Minimum Targeted Principal Balance for the Series 2005-1 Notes for such Payment Date.

“Minimum Targeted Principal Balance” means for the Series 2005-1 Notes for each Payment Date, the amount set forth opposite such Payment Date on Schedule 1 hereto under the column entitled “Minimum Targeted Principal Balance”.

“Notice” means the telephonic or telegraphic notice, promptly confirmed in writing by telecopy in the form required by the Policy, the original of which is subsequently delivered by registered or certified mail, for the Indenture Trustee specifying the Insured Amount which shall be due and owing on the applicable Payment Date.

“144A Book Entry Notes” means the 144A Book Entry Notes substantially in the form of Exhibit A-1 hereto.

“One-Month LIBOR” means, for any Interest Accrual Period, the rate per annum, determined by the Indenture Trustee and notified in writing by the Indenture Trustee to the Manager, which is the arithmetic mean (rounded to the nearest 1/100 of 1%) of the offered rates for dollar deposits having a maturity of one month commencing on the first day of such Interest Accrual Period that appears on the Telerate British Bankers Assoc. Interest Settlement Rates Page (defined below) at approximately 11:00 a.m., London time on the second full Business Day prior to such date; provided, however, that if there shall at any time no longer exist a Telerate British Bankers Assoc. Interest Settlement Rates Page, “One-Month LIBOR” shall mean the rate per annum equal to the average rate at which the principal London offices of Wachovia Bank, National Association, and Bank of America, N.A. are offered dollar deposits at or about 10:00 a.m., New York City time, two Business Days prior to the first Business Day of such Interest Accrual Period in the London eurodollar interbank market for delivery on the first day of such Interest Accrual Period for one month and in a principal amount equal to an amount of not less than $1,000,000. As used herein, “Telerate British Bankers Assoc. Interest Settlement Rates Page” means the display designated as Page 3750 on the Telerate System Incorporated

Service (or such other page as may replace such page on such service for the purpose of displaying the rates at which dollar deposits are offered by leading banks in the London interbank deposit market), as reported by Bloomberg Financial Markets Commodities News (or by another source selected by the Indenture Trustee and notified by the Indenture Trustee to the Manager).

“Overdue Rate” means, for any date of determination, an interest rate per annum equal to the sum of (i) the Base Rate then in effect, plus (ii) two percent (2%).

“Permitted Payment Date Withdrawal” means, with respect to Series 2005-1, either or both of the Permitted Interest Withdrawal, as such term is defined in Section 302 hereof, and/or the Permitted Principal Withdrawal, as such term is defined in Section 302 hereof.

“Policy” means, with respect to the Series 2005-1 Notes, the financial guaranty insurance policy number AB0890BE issued by the Series Enhancer.

“Preference Amount” shall have the meaning set forth in the Policy.

“Premium” means the amount payable to Ambac, as Series Enhancer for the Series 2005-1 Notes as set forth in the Premium Letter, in consideration for its issuance of the Policy.

“Premium Letter” means the letter, dated as of May 26, 2005, from the Issuer to the Series Enhancer, and acknowledged by the Indenture Trustee.

“Prime Rate” means the rate announced by Wachovia Bank, National Association, from time to time as its “prime rate” or “base rate” in the United States, such rate to change as and when such designated rate changes. The Prime Rate is not intended to be the lowest rate of interest charged by Wachovia Bank, National Association in connection with extensions of credit to debtors.

“Qualified Institutional Buyers” shall have the meaning set forth in Section 207.

“Rating Agencies” means, for Series 2005-1, each of Standard & Poor’s and Moody’s.

“Regulation S” shall have the meaning set forth in Section 207 hereof.

“Regulation S Temporary Book Entry Notes” means the Regulation S Temporary Book Entry Notes substantially in the form of Exhibit A-2.

“Reimbursement Amount” shall have the meaning set forth in the Indenture.

“Rule 144A” shall have the meaning set forth in Section 207 hereof.

“Scheduled Principal Payment Amount” means, for the Series 2005-1 Notes for any Payment Date, the excess, if any, of (x) the then Aggregate Series 2005-1 Note Principal

Balance (after giving effect to any payment of the Minimum Principal Payment Amount for the Series 2005-1 Notes actually paid on such Payment Date), over (y) the Scheduled Targeted Principal Balance for the Series 2005-1 Notes for such Payment Date.

“Scheduled Targeted Principal Balance” means, for the Series 2005-1 Notes for each Payment Date, the amount set forth opposite such Payment Date on Schedule 1 hereto under the column entitled “Scheduled Targeted Principal Balance”.

“Series Enhancer” means Ambac.

“Series Enhancer Default” means the occurrence and continuance of any of the following events:

(a)	the Series Enhancer shall have failed to pay an Insured Amount required under the Policy in accordance with its terms;

(b)	the Series Enhancer shall have (i) filed a petition or commenced any case or Proceeding under any provision or chapter of the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (ii) made a general assignment for the benefit of its creditors, or (iii) had an order for relief entered against it under the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or

(c)	a court of competent jurisdiction, the Wisconsin Department of Insurance or other competent regulatory authority shall have entered a final and nonappealable order, judgment or decree (i) appointing a custodian, trustee, agent or receiver for the Series Enhancer or for all or any material portion of its property or (ii) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Series Enhancer (or the taking of possession of all or any material portion of the property of the Series Enhancer).

“Series 2000-1 Notes” means the notes issued pursuant to the terms of the Amended and Restated Series 2000-1 Supplement between the Issuer and the Indenture Trustee in effect on the date of hereof (as amended through such date).

“Series 2001-1 Notes” means the notes issued pursuant to the terms of the Series 2001-1 Supplement between the Issuer and the Indenture Trustee in effect on the date of issuance thereof.

“Series 2005-1” means the Series of Notes the terms of which are specified in this Supplement.

“Series 2005-1 Expected Final Payment Date” means the Payment Date occurring in May 2015.

“Series 2005-1 Legal Final Payment Date” means the Payment Date occurring in May 2020.

“Series 2005-1 Note” means any one of the notes issued pursuant to the terms of Section 201(a) of this Supplement, substantially in the forms of Exhibit A-1, A-2, A-3 and A-4 to this Supplement, and any and all replacements or substitutions of such note.

“Series 2005-1 Note Interest Payment” means, for each Series 2005-1 Note on each Payment Date, the amount set forth in Section 203(a) hereof (exclusive of any Default Interest).

“Series 2005-1 Note Principal Balance” means, with respect to any Series 2005-1 Note as of any date of determination, an amount equal to the excess of (x) the Series 2005-1 Note Principal Balance of such Series 2005-1 Note as of the Closing Date, over (y) the cumulative amount of all Minimum Principal Payment Amounts, Scheduled Principal Payment Amounts and any other principal payments actually paid to the Series 2005-1 Noteholders subsequent to the Closing Date.

“Series 2005-1 Note Purchase Agreement” means the Series 2005-1 Note Purchase Agreement, dated as of May 18, 2005, among the Issuer, the Manager and the Initial Purchaser.

“Series 2005-1 Noteholder” means, at any time of determination for the Series 2005-1 Notes, any Person in whose name a Series 2005-1 Note is registered in the Note Register.

“Series 2005-1 Related Documents” means any and all of the Indenture, this Supplement, the Series 2005-1 Notes, the Management Agreement, the Contribution and Sale Agreement, the Series 2005-1 Note Purchase Agreement, the Administration Agreement, the Manager Transfer Facilitator Agreement, each Interest Rate Hedge Agreement (upon execution thereof), each Acquisition Agreement (upon execution thereof), the Policy, the Premium Letter, the Insurance Agreement and any and all other agreements, documents and instruments executed and delivered by or on behalf or in support of the Issuer with respect to the issuance and sale of the Series 2005-1 Notes, as any of the foregoing may from time to time be amended, modified, supplemented or renewed; provided, the term “Series 2005-1 Related Documents” shall not include the Members Agreement.

“Series 2005-1 Series Account” means the account of that name established in accordance with Section 301 hereof.

“Supplemental Principal Payment Amount” means, on each Payment Date, the amount of any Prepayment made in accordance with the provisions of Section 702(a) of the Indenture that is allocated to the Series 2005-1 Notes in accordance with such provision of the Indenture.

“Transferor” shall have the meaning set forth in Section 207 hereof.

“Unrestricted Book Entry Notes” means the Unrestricted Book Entry Notes substantially in the form of Exhibit A-3.

“U.S. Person” shall have the meaning set forth in Section 207 hereof.

(b) Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Indenture or, if not defined therein, as defined in the Series 2005-1 Note Purchase Agreement.

ARTICLE II

Creation of the Series 2005-1 Notes

Section 201. Designation. (a) There is hereby created a Series of Notes to be issued in one Class pursuant to the Indenture and this Supplement to be known respectively as “Textainer Marine Containers Limited Floating Rate Asset-Backed Notes, Series 2005-1”. The Series 2005-1 Notes will be issued in the initial principal balance of $580,000,000 and will not have priority over any other Series, except to the extent set forth in the Supplement for such other Series. The issuance date of the Series 2005-1 Notes is May 26, 2005.

(b) The Payment Date with respect to the Series 2005-1 Notes shall be the fifteenth (15th) calendar day of each month, commencing June 15, 2005 or, if such day is not a Business Day, the immediately following Business Day.

(c) Payments of principal on the Series 2005-1 Notes shall be payable from funds on deposit in the Series 2005-1 Series Account or otherwise at the times and in the amounts set forth in Article III of the Indenture and Article III of this Supplement.

(d) The Series 2005-1 Notes are classified as a “Term Note”, as such term is used in the Indenture.

(e) The Policy, the Premium Letter and the Insurance Agreement shall constitute Enhancement Agreements with respect to Series 2005-1, and Ambac shall constitute a Series Enhancer with respect to Series 2005-1.

(f) In the event that the Series 2005-1 Note Interest Payment is paid by the Series Enhancer, then the Series Enhancer shall be entitled to be reimbursed therefor under the Insurance Agreement, together with interest thereon at the interest rate described in Section 203(a) hereof. In the event that any unpaid principal amount of the Series 2005-1 Notes is paid by the Series Enhancer, then the Series Enhancer shall be entitled to be reimbursed therefor under the Insurance Agreement, together with interest thereon at the Overdue Rate.

(g) In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Indenture, the terms and provisions of this Supplement shall govern.

Section 202. Authentication and Delivery.

(a) On the Closing Date, Issuer shall sign, and shall direct the Indenture Trustee in writing pursuant to Section 201 of the Indenture to duly authenticate, and the Indenture Trustee, upon receiving such direction, (i) shall authenticate, subject to compliance with the conditions precedent set forth in Section 501 hereof, the Series 2005-1 Notes in accordance with such written directions, and (ii) subject to compliance with the conditions precedent set forth in Section 501 hereof, shall deliver such Series 2005-1 Notes to the Initial Purchaser in accordance with such written directions.

(b) In accordance with Section 202 of the Indenture, the Series 2005-1 Notes sold in reliance on Rule 144A shall be represented by one or more Rule 144A Book-Entry Notes. Any Series 2005-1 Notes sold in reliance on Regulation S shall be represented by one or more Regulation S Book-Entry Notes. Any Series 2005-1 Notes sold to institutional Accredited Investors shall be represented by one or more Definitive Notes.

(c) The Series 2005-1 Notes shall be executed by manual or facsimile signature on behalf of Issuer by any officer of Issuer and shall be substantially in the forms of Exhibit A-1, A-2, A-3 and A-4 hereto, as applicable.

(d) The Series 2005-1 Notes shall be issued in minimum denominations of $250,000 and in integral multiples in excess thereof.

Section 203. Interest Payments on the Series 2005-1 Notes.

(a) Interest on Series 2005-1 Notes. Interest on each Series 2005-1 Note shall (i) accrue during each Interest Accrual Period at a rate per annum equal to the sum of (x) One-Month LIBOR for such Interest Accrual Period and (y) one quarter of one percent (.25%), (ii) be calculated on the basis of actual days elapsed during such Interest Accrual Period over a year consisting of 360 days, (iii) be due and payable on each Payment Date and (iv) be calculated based on the then Series 2005-1 Note Principal Balance of such Series 2005-1 Note. To the extent that the amount of interest which is due and payable on any Payment Date is not paid in full on such date, such shortfall, together with interest thereon at the Overdue Rate, shall be due and payable on the immediately succeeding Payment Date.

(b) Interest on Overdue Amounts. If the Issuer shall default in the payment of (i) the Series 2005-1 Note Principal Balance of any Series 2005-1 Notes on the Series 2005-1 Legal Final Payment Date, or (ii) the Series 2005-1 Note Interest Payment on any Series 2005-1 Note on any Payment Date, or (iii) any other amount becoming due under this Supplement, the Issuer shall, from time to time, pay interest on such unpaid amounts, to the extent permitted by Applicable Law, to, but not including, the date of actual payment (after as well as before judgment), at a rate per annum equal to the Overdue Rate, for the period during which such principal, interest or other amount shall be unpaid from the due date of such payment to the date of actual payment thereof. Default Interest shall be payable at the times and subject to the priorities set forth in Section 303 of this Supplement.

(c) Maximum Interest Rate. In no event shall the interest charged with respect to a Series 2005-1 Note exceed the maximum amount permitted by Applicable Law. If at any time the interest rate charged with respect to the Series 2005-1 Notes exceeds the maximum rate permitted by Applicable Law, the rate of interest to accrue pursuant to this Supplement and such Series 2005-1 Note shall be limited to the maximum rate permitted by Applicable Law, but any subsequent reductions in the One-Month LIBOR shall not reduce the interest to accrue on such Series 2005-1 Note below the maximum amount permitted by Applicable Law until the total amount of interest accrued on such Series 2005-1 Note equals the amount of interest that would have accrued if a varying rate per annum equal to the interest rate had at all times been in effect. If the total amount of interest paid or accrued on the Series 2005-1 Note under the foregoing provisions is less than the total amount of interest that would have accrued if the interest rate had at all times been in effect, the Issuer agrees to pay to the Series 2005-1 Noteholders an amount equal to the difference between (a) the lesser of (i) the amount of interest that would have accrued if the maximum rate permitted by Applicable Law had at all times been in effect, or (ii) the amount of interest that would have accrued if the interest rate had at all times been in effect, and (b) the amount of interest accrued in accordance with the other provisions of this Supplement.

Section 204. Principal Payments on the Series 2005-1 Notes. The principal balance of the Series 2005-1 Notes shall be payable on each Payment Date from amounts on deposit in the Series 2005-1 Series Account in an amount equal to (i) so long as no Early Amortization Event is continuing, the Minimum Principal Payment Amount and the Scheduled Principal Payment Amount for such Payment Date or (ii) if an Early Amortization Event is then continuing, the then unpaid Aggregate Series 2005-1 Note Principal Balance shall be payable in full to the extent that funds are available for such purposes in accordance with the provisions of clause (5) of Part (II) of Section 303 hereof. The unpaid principal amount of each Series 2005-1 Note together with all unpaid interest (including all Default Interest), fees, expenses, costs and other amounts payable by the Issuer to the Series 2005-1 Noteholders, the Indenture Trustee and the Series Enhancer pursuant to the terms of the Indenture and this Supplement, shall be due and payable in full on the earlier to occur of (x) the date on which an Event of Default shall occur and the Series 2005-1 Notes have been accelerated in accordance with the provisions of Section 802 of the Indenture and (y) the Series 2005-1 Legal Final Payment Date.

Section 205. Prepayment of Principal on the Series 2005-1 Notes.

(a) The Aggregate Series 2005-1 Note Principal Balance of the Series 2005-1 Notes shall be required to be prepaid at the time and in the amounts set forth in Section 702(a) of the Indenture. In connection with any Prepayment made in accordance with this Section 205(a), the Issuer shall pay any termination, notional reduction, breakage or other fees or costs assessed by any Interest Rate Hedge Provider.

(b) The Issuer will not be permitted to make a voluntary Prepayment of all, or any portion of, the principal balance of the Series 2005-1 Notes prior to the Payment Date occurring in June 2008. On any Payment Date thereafter, the Issuer will have the option to prepay, without premium, on any Payment Date all, or a portion of, the Aggregate Series 2005-1 Note Principal Balance of the Series 2005-1 Notes, in a minimum amount of Two Hundred Fifty Thousand Dollars ($250,000). Any such Prepayment of the Aggregate Series 2005-1 Note Principal Balance shall also include accrued interest to the date of Prepayment on the principal balance being prepaid. The Issuer may not make such Prepayment from funds in the Trust Account, the Series 2005-1 Series Account or the Restricted Cash Account, except to the extent that funds in any such account would otherwise be payable to the Issuer in accordance with the terms of this Supplement. In the event of any prepayment of the Notes in accordance with this Section 205(b) or any other provision of the Indenture, the Issuer shall pay (i) any prepayment fees payable in accordance with the terms of the Insurance Agreement and (ii) any termination, notional reduction, breakage or other fees or costs assessed by any Interest Rate Hedge Provider.

(c) Any Prepayment of less than the entire outstanding principal balance of the Series 2005-1 Notes made in accordance with the provisions of Section 205(a) or Section

205(b) shall be applied to reduce all future Minimum Principal Payment Amounts and Scheduled Principal Payment Amounts, on a pro rata basis, in the order in which such payments are due.

Section 206. Payments of Principal and Interest. All payments of principal and interest on the Series 2005-1 Notes shall be paid to the Series 2005-1 Noteholders reflected in the Note Register as of the related Record Date by wire transfer of immediately available funds for receipt prior to 11:00 a.m. (New York City time) on the related Payment Date. Any payments received by the Series 2005-1 Noteholders after 11:00 a.m. (New York City time) on any day shall be considered to have been received on the next succeeding Business Day.

Section 207. Restrictions on Transfer. (a) On the Closing Date, the Issuer shall sell the Series 2005-1 Notes to the Initial Purchaser pursuant to the Series 2005-1 Note Purchase Agreement and deliver such Series 2005-1 Notes in accordance herewith and therewith. Thereafter, no Series 2005-1 Note may be sold, transferred or otherwise disposed of except in compliance with the provisions of the Indenture and except as follows:

(A) to Persons that the transferring Person reasonably believes are Qualified Institutional Buyers in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 144A promulgated thereunder (“Rule 144A”);

(B) in offshore transactions in reliance on Regulation S under the Securities Act (“Regulation S”);

(C) to institutional “accredited investors” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act (“Institutional Accredited Investors”) that take delivery of such Series 2005-1 Note in an amount of at least $250,000 and that deliver an Investment Letter substantially in the form of Exhibit C to the Indenture to the Indenture Trustee; or

(D) to a Person who is taking delivery of such Series 2005-1 Notes pursuant to a transaction that is otherwise exempt from the registration requirements of the Securities Act, as confirmed in an Opinion of Counsel by such Person or its transferor addressed to the Indenture Trustee and the Issuer which counsel and opinion are satisfactory to the Indenture Trustee and the Issuer.

The Indenture Trustee shall have no obligations or duties with respect to determining whether any transfers of the Series 2005-1 Notes are made in accordance with the Securities Act or any other law; provided that with respect to Definitive Notes, the Indenture Trustee shall enforce such transfer restrictions in accordance with the terms set forth in this Supplement.

(b) Each purchaser (other than the Initial Purchaser) of the Series 2005-1 Notes (including any purchaser, other than the Initial Purchaser, of an interest in the Series 2005-1 Notes which are Book-Entry Notes) shall be deemed to have acknowledged and agreed as follows:

(i) It is (A) a qualified institutional buyer as defined in Rule 144A (“Qualified Institutional Buyer”) and is acquiring such Series 2005-1 Notes for its own institutional account or for the account or accounts of a Qualified Institutional Buyer or (B) purchasing such Series 2005-1 Notes in a transaction exempt from registration under the Securities Act and in compliance with the provisions of this Supplement and in compliance with the legend set forth in clause (v) below or (C) not a U.S. Person as defined in Regulation S (a “U.S. Person”) and is acquiring such Series 2005-1 Notes outside of the United States.

(ii) It is purchasing one or more Series 2005-1 Notes in an amount of at least $250,000 and it understands that such Series 2005-1 Notes may be resold, pledged or otherwise transferred only in an amount of at least $250,000.

(iii) It represents and warrants to the Issuer, the Indenture Trustee, the Initial Purchaser, the Manager and any successor Manager that either (i) it is not acquiring the Series 2005-1 Notes with the assets of a Plan; or (ii) the acquisition and holding of the Series 2005-1 Notes will not give rise to a nonexempt prohibited transaction under Section 406(a) of ERISA or Section 4975 of the Code;

(iv) It understands that the Series 2005-1 Notes are being transferred to it in a transaction not involving any public offering within the meaning of the Securities Act, and that, if in the future it decides to resell, pledge or otherwise transfer any Series 2005-1 Notes, such Series 2005-1 Notes may be resold, pledged or transferred only in accordance with applicable state securities laws and (1) in a transaction meeting the requirements of Rule 144A, to a Person that the seller reasonably believes is a Qualified Institutional Buyer that purchases for its own account (or for the account or accounts of a Qualified Institutional Buyer) and to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (2) (A) to a Person that is an Institutional Accredited Investor, is taking delivery of such Series 2005-1 Notes in an amount of at least $250,000, and delivers an Investment Letter to the Indenture Trustee or (B) to a Person that is taking delivery of such Series 2005-1 Notes pursuant to a transaction that is otherwise exempt from the registration requirements of the Securities Act, as confirmed in an Opinion of Counsel addressed to the Indenture Trustee, the Issuer and the transferor, which counsel and Opinion are satisfactory to the Indenture Trustee, the Issuer and the transferor, or (3) in an offshore transaction in accordance with Rule 903 or 904 of Regulation S.

(v) It understands that each Series 2005-1 Note shall bear a legend substantially to the following effect:

[For Book-Entry Notes Only: UNLESS THIS SERIES 2005-1 NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRANSFEROR OF SUCH NOTE (THE “TRANSFEROR”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SERIES 2005-1 NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS

REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR THE USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. ]

THIS SERIES 2005-1 NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING THIS SERIES 2005-1 NOTE, AGREES THAT SUCH SERIES 2005-1 NOTE MAY BE RESOLD, PLEDGED OR TRANSFERRED ONLY IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS AND (1) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON THAT THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT (OR FOR THE ACCOUNT OR ACCOUNTS OF A QUALIFIED INSTITUTIONAL BUYER) AND TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (3) TO A PERSON (A) THAT IS AN INSTITUTIONAL “ACCREDITED INVESTOR,” WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, IS TAKING DELIVERY OF SUCH SERIES 2005-1 NOTE IN AN AMOUNT OF AT LEAST $250,000 AND DELIVERS AN INVESTMENT LETTER TO THE INDENTURE TRUSTEE OR (B) THAT IS TAKING DELIVERY OF SUCH SERIES 2005-1 NOTE PURSUANT TO A TRANSACTION THAT IS OTHERWISE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AS CONFIRMED IN AN OPINION OF COUNSEL ADDRESSED TO THE INDENTURE TRUSTEE AND THE ISSUER, WHICH COUNSEL AND OPINION ARE SATISFACTORY TO THE ISSUER AND THE INDENTURE TRUSTEE.

EACH PURCHASER OF A SERIES 2005-1 NOTE SHALL BE DEEMED TO REPRESENT AND WARRANT TO THE INITIAL PURCHASER, THE ISSUER, THE INDENTURE TRUSTEE AND THE MANAGER THAT EITHER (1) IT IS NOT ACQUIRING THE SERIES 2005-1 NOTE WITH THE ASSETS OF AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF ERISA OR A “PLAN” WITHIN THE MEANING OF SECTION 4975 OF THE CODE; OR (2) THE ACQUISITION AND HOLDING OF THE SERIES 2005-1 NOTE WILL NOT GIVE RISE TO A NONEXEMPT PROHIBITED TRANSACTION UNDER SECTION 406(a) OF ERISA OR SECTION 4975 OF THE CODE.

THIS SERIES 2005-1 NOTE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

(vi) Each investor described in Section 207(a)(B) understands that the Series 2005-1 Notes have not and will not be registered under the Securities Act, that any offers, sales or deliveries of the Series 2005-1 Notes purchased by it in the United States or to U.S. Persons prior to the date that is 40 days after the later of (i) the commencement of the distribution of the Series 2005-1 Notes and (ii) the Closing Date, may constitute a violation of United States law, and that distributions of principal and interest will be made in respect of such Notes only following the delivery by the holder of a certification of non-U.S. beneficial ownership or the exchange of beneficial interest in Regulation S Temporary Book-Entry Notes for beneficial interests in the related Unrestricted Book-Entry

Notes (which in each case will itself require a certification of non-U.S. beneficial ownership), at the times and in the manner set forth in this Supplement.

(vii) The Regulation S Temporary Book-Entry Notes representing the Series 2005-1 Notes sold to each investor described in Section 207(a)(B) will bear a legend to the following effect, unless the Issuer determines otherwise consistent with Applicable Law:

[FOR REGULATION S BOOK-ENTRY NOTES ONLY: THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF (I) THE COMPLETION OF THE DISTRIBUTION OF THE SERIES 2005-1 NOTES AND (II) THE CLOSING DATE, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

(viii) The Indenture Trustee shall not permit the transfer of any Series 2005-1 Notes unless such transfer complies with the terms of the foregoing legends and, in the case of a transfer (i) to an Institutional Accredited Investor (other than a Qualified Institutional Buyer), the transferee delivers a completed Investment Letter to the Indenture Trustee, or (ii) to a Person other than a Qualified Institutional Buyer or an Institutional Accredited Investor, upon delivery of an Opinion of Counsel satisfactory to the Indenture Trustee and the Transferor, to the effect that the transferee is taking delivery of the Series 2005-1 Notes in a transaction that is otherwise exempt from the registration requirements of the Securities Act.

(c) Exhibit(s) B through F, as appropriate, shall be completed in connection with any transfer of Notes.

ARTICLE III

Series 2005-1 Series Account and

Allocation and Application of Amounts Therein; Policy

Section 301. Series 2005-1 Series Account. The Indenture Trustee shall establish on the Closing Date and maintain, so long as any Series 2005-1 Note is Outstanding, an Eligible Account which shall be designated as the Series 2005-1 Series Account, which account shall be held in the name of the Indenture Trustee for the benefit of the Series 2005-1 Noteholders and the Series Enhancer. All deposits of funds by or for the benefit of the Series 2005-1 Noteholders from the Trust Account and the Restricted Cash Account shall be accumulated in, and withdrawn from, the Series 2005-1 Series Account in accordance with the provisions of the Indenture and this Supplement.

Section 302. Drawing Funds from the Restricted Cash Account.

(a) In the event that the Manager Report with respect to any Determination Date shall state that the funds on deposit in the Series 2005-1 Series Account will not be sufficient to make payment in full on the related Payment Date of the related Interest Payment then due for the Series 2005-1 Notes (the amount of such deficiency, the “Permitted Interest Withdrawal”), then the Indenture Trustee shall on such Determination Date draw on the Restricted Cash Account in an amount equal to the lesser of (x) the Permitted Interest Withdrawal, and (y) the amount then on deposit in the Restricted Cash Account.

(b) In the event that the Manager Report delivered with respect to the Determination Date immediately preceding the Series 2005-1 Legal Final Payment Date shall state that (or the Administrative Agent shall, pursuant to Section 302(c) of the Indenture, determine that) the funds on deposit in the Series 2005-1 Series Account will not be sufficient to make payment in full on the Series 2005-1 Legal Final Payment Date of the then Aggregate Series 2005-1 Note Principal Balance (the amount of such deficiency, the “Permitted Principal Withdrawal”), then the Indenture Trustee shall on such Determination Date draw on the Restricted Cash Account in an amount equal to the least of (x) the Aggregate Series 2005-1 Note Principal Balance, (y) the Permitted Principal Withdrawal and (z) the Maximum Principal Withdrawal Amount as calculated for Series 2005-1.

(c) Drawings will be made pursuant to Section 302(a) before any drawing is made on such date pursuant to Section 302(b), and notice of each such drawing will be delivered to the Series Enhancer and the Manager, by hand delivery, a telex or facsimile transmission. Any such funds actually received by the Indenture Trustee pursuant to Section 302(a) or Section 302(b) shall be used solely to make payments of the Series 2005-1 Note Interest Payment or the Aggregate Series 2005-1 Note Principal Balance, as the case may be.

Section 303. Distributions from Series 2005-1 Series Account. On each Payment Date, the Indenture Trustee shall distribute funds then on deposit in the Series 2005-1 Series Account in accordance with the provisions of either subsection (I), (II) or (III) of this Section 303.

(I) If neither an Early Amortization Event nor an Event of Default shall have occurred and be continuing with respect to any Series of Notes:

(1) To each Holder of a Series 2005-1 Note on the immediately preceding Record Date, an amount equal to its pro rata portion of the Series 2005-1 Note Interest Payment for each such Payment Date;

(2) To each Holder of a Series 2005-1 Note on the immediately preceding Record Date, an amount equal to its pro rata portion of the Minimum Principal Payment Amount then due and payable to the Holders of a Series 2005-1 Note on such Payment Date;

(3) To each Holder of a Series 2005-1 Note on the immediately preceding Record Date, an amount equal to its pro rata portion of the Scheduled Principal Payment Amount then due and payable to the Holders of a Series 2005-1 Note on such Payment Date;

(4) To each Holder of a Series 2005-1 Note on the immediately preceding Record Date, an amount equal to its pro rata portion (if any) of the Supplemental Principal Payment Amount then due and payable to the Holders of a Series 2005-1 Note on such Payment Date;

(5) To the Series Enhancer and each Holder of a Series 2005-1 Note on the immediately preceding Record Date, pro rata (based on respective amounts due), an amount equal to all taxes, increased costs, indemnities and other amounts (excluding Default Interest) then due and payable by the Issuer to the Series 2005-1 Noteholders and/or the Series Enhancer pursuant to the Series 2005-1 Related Documents; and

(6) To each Series 2005-1 Noteholder on the immediately preceding Record Date, an amount equal to Default Interest (if any, including any interest on such interest) then due and payable pursuant to the Series 2005-1 Related Documents; and

(7) To the Issuer, any remaining amounts then on deposit in the Series 2005-1 Series Account.

(II) If an Early Amortization Event shall have occurred and be continuing with respect to any Series but no Event of Default shall have occurred and be continuing with respect to any Series:

(1) To each Holder of a Series 2005-1 Note on the immediately preceding Record Date, an amount equal to its pro rata portion of the Series 2005-1 Note Interest Payment for each such Payment Date;

(2) To each Holder of a Series 2005-1 Note on the immediately preceding Record Date, an amount equal to its pro rata portion of the Minimum

Principal Payment Amount then due and payable to the Holders of a Series 2005-1 Note on such Payment Date;

(3) To each Holder of a Series 2005-1 Note on the immediately preceding Record Date, an amount equal to its pro rata portion of the Scheduled Principal Payment Amount then due and payable to the Holders of a Series 2005-1 Note on such Payment Date;

(4) Sequentially in payment of the amounts set forth in clauses (A) and (B): (A) to each Holder of a Series 2005-1 Note on the immediately preceding Record Date, an amount equal to its pro rata portion of the then Aggregate Series 2005-1 Note Principal Balance until the Aggregate Series 2005-1 Note Principal Balance has been reduced to zero, and then (B) to the Series Enhancer, in payment of Reimbursement Amounts owing in respect of principal payments on the Series 2005-1 Notes paid by the Series Enhancer;

(5) To the Series Enhancer and each Holder of a Series 2005-1 Note on the immediately preceding Record Date, pro rata (based on respective amounts due), an amount equal to all taxes, increased costs, indemnities and other amounts (including Default Interest) then due and payable by the Issuer to the Series 2005-1 Noteholders and/or the Series Enhancer pursuant to the Series 2005-1 Related Documents; provided that so long as the Series Enhancer shall not be in default of its payment obligations under the Policy, the Series Enhancer shall be entitled to Default Interest for the Series 2005-1 Notes in lieu of the Holders of the Series 2005-1 Notes then due and payable by the Issuer to the Series 2005-1 Noteholders and the Series Enhancer pursuant to the Series 2005-1 Related Documents; and

(6) To the Issuer, any remaining amounts then on deposit in the Series 2005-1 Series Account.

(III) If an Event of Default shall have occurred and be continuing with respect to any Series:

(1) To each Holder of a Series 2005-1 Note on the immediately preceding Record Date an amount equal to its pro rata portion of the Series 2005-1 Note Interest Payment then due and payable for such Payment Date;

(2) To each Holder of a Series 2005-1 Note on the immediately preceding Record Date on a pro rata basis, an amount equal to the Aggregate Series 2005-1 Note Principal Balance until the Aggregate Series 2005-1 Note Principal Balance has been reduced to zero;

(3) To the Series Enhancer, in payment of Reimbursement Amounts owing in respect of principal payments on the Series 2005-1 Notes paid by the Series Enhancer;

(4) To the following Persons on a pro rata basis, to each Holder of a Series 2005-1 Note on the immediately preceding Record Date and to the Series Enhancer, an amount equal to all taxes, increased costs, indemnities and other amounts (including Default Interest); provided that so long as the Series Enhancer shall not be in default of its payment obligations under the Policy, the Series Enhancer shall be entitled to Default Interest for the Series 2005-1 Notes in lieu of the Holders of the Series 2005-1 Notes then due and payable by the Issuer to the Series 2005-1 Noteholders and the Series Enhancer pursuant to the Series 2005-1 Related Documents; and

(5) To the Issuer, any remaining amounts then on deposit in the Series 2005-1 Series Account.

Any amounts payable to a Noteholder or the Series Enhancer shall be made by wire transfer of immediately available funds to the account that such Noteholder or the Series Enhancer has designated to the Indenture Trustee in writing on or prior to the Business Day immediately preceding the Payment Date.

Section 304. The Policy.

(a) On each Determination Date, the Indenture Trustee shall determine, with respect to the immediately following Payment Date, based solely on the information contained in the Manager Report, whether there exists a Deficiency Amount.

(b) If there exists a Deficiency Amount with respect to a Payment Date which is an “Insured Amount” under the Policy, the Indenture Trustee shall complete a Notice in the form of Exhibit A to the Policy and submit such notice to the Series Enhancer in accordance with the terms of the Policy. Any payment made by the Series Enhancer under the Policy shall be applied solely to the payment of principal and/or interest (other than Default Interest) on the Series 2005-1 Notes subject to the terms of the Policy.

(c) The Indenture Trustee shall (i) receive Insured Amounts as attorney-in-fact of each of the Series 2005-1 Noteholders and (ii) disburse such Insured Amounts directly to the Series 2005-1 Noteholders. The Issuer hereby agrees for the benefit of the Series Enhancer (and each Series 2005-1 Noteholder, by acceptance of its Series 2005-1 Notes, will be deemed to have agreed) that, without limiting any other rights of the Series Enhancer, to the extent the Series Enhancer pays, or causes to be paid, Insured Amounts, either directly or indirectly (as by paying through distribution to the Indenture Trustee), to the Series 2005-1 Noteholders, the Series Enhancer will be entitled to receive the related Reimbursement Amount pursuant to Section 303 hereof in lieu of the Noteholders and will be subrogated to their payment rights thereunder.

(d) The Series 2005-1 Notes will be insured by the Policy pursuant to the terms set forth therein, notwithstanding any provisions to the contrary contained in this Supplement. All amounts received under the Policy shall be used solely for the payment when due to the Series 2005-1 Noteholders of the Insured Amounts.

(e) If a Corporate Trust Officer at any time has actual knowledge that a Deficiency Amount will exist on the applicable Payment Date, the Indenture Trustee shall immediately notify the Series Enhancer or its designee by telephone, promptly confirmed in writing by overnight mail or facsimile transmission, of the amount of such deficiency.

(f) Anything herein to the contrary notwithstanding, any payment with respect to the principal of or interest on the Series 2005-1 Notes which is made with moneys received pursuant to the terms of the Policy shall not be considered payment by the Issuer of the Series 2005-1 Notes, shall not discharge the Issuer in respect of its obligation to make such payment, and shall not result in the payment of, or the provision for the payment of, the principal of or interest on, the Series 2005-1 Notes for purposes of Section 203 hereof or for purposes of Section 302 of the Indenture. The Issuer and the Indenture Trustee acknowledge that, without the need for any further action on the part of the Series Enhancer, the Issuer, the Indenture Trustee or the Note Registrar, (i) to the extent the Series Enhancer makes payments, directly or indirectly, on account of principal of, or interest on, the Series 2005-1 Notes to the Series 2005-1 Noteholders, the Series Enhancer will be fully subrogated to the rights of such Series 2005-1 Noteholders to receive such principal and interest from the Issuer, and (ii) the Series Enhancer shall be paid such principal and interest in its capacity as partial subrogee of the Series 2005-1 Noteholders, but only from the sources and in the manner provided herein for the payment of such principal and interest. To evidence the Series Enhancer’s subrogation to the rights of the Series 2005-1 Noteholders, the Note Registrar shall note the Series Enhancer’s rights as subrogee upon the register of Series 2005-1 Noteholders upon receipt from the Series Enhancer of proof of payment by the Series Enhancer of any Insured Amounts.

(g) The parties hereto grant to the Series Enhancer, as long as no Series Enhancer Default shall have occurred and is continuing, the right of prior approval of amendments, waivers or supplements to the Series 2005-1 Related Documents (except any Acquisition Agreement) and of the exercise of any option, vote, right, power or the like which rights are in each such instance available to the Series 2005-1 Noteholders hereunder.

(h) The Indenture Trustee shall keep a complete and accurate record of the amount and allocation of Insured Amounts and the Series Enhancer shall have the right to inspect such records at reasonable times upon three Business Day’s prior written notice to the Indenture Trustee.

(i) In the event that a Preference Amount is payable under the Policy, the Indenture Trustee shall so notify the Series Enhancer, shall comply with the provisions of the Policy to obtain payment by the Series Enhancer of such avoided payment, and shall, at the time it provides notice to the Series Enhancer, notify the Series 2005-1 Noteholders by mail that, in the event that any Series 2005-1 Noteholder’s payment is so recoverable, the Indenture Trustee on behalf of such Series 2005-1 Noteholder will be entitled to payment thereof pursuant to the terms of the Policy. The Indenture Trustee shall furnish to the Series Enhancer, at its written request, the requested records it holds in its possession evidencing the payments of principal of and interest on Series 2005-1 Notes, if any, which have been made by the Indenture Trustee and subsequently recovered from Series 2005-1 Noteholders, and the dates on which such payments were made.

The Indenture Trustee shall promptly notify the Series Enhancer if a Corporate Trust Officer receives written notice of any Proceeding or the institution of any action seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership or similar law (a “Preference Claim”) of any distribution made with respect to the Series 2005-1 Notes. Without limiting any rights of the Series Enhancer under the Policy or any other Series 2005-1 Related Document, and without modifying or otherwise affecting any terms or conditions of the Policy, each Series 2005-1 Noteholder, by its purchase of Series 2005-1 Notes, and the Indenture Trustee hereby agrees that, the Series Enhancer (so long as no Series Enhancer Default exists) may at any time during the continuation of any Proceeding relating to a Preference Amount direct all matters relating to such Preference Amount, including, without limitation, (i) the direction of any appeal of any order relating to any Preference Amount and (ii) the posting of any surety, supersedeas or performance bond pending any such appeal. In addition, and without limitation of the foregoing, the Series Enhancer shall be subrogated to the rights of the Indenture Trustee and each such Series 2005-1 Noteholder, in the conduct of any such Preference Amount, including, without limitation, all rights of any party to an adversary Proceeding action with respect to any order issued in connection with any such Preference Amount. Insured Amounts paid by the Series Enhancer to the Indenture Trustee shall be received by the Indenture Trustee, as agent for the Series 2005-1 Noteholders. The Indenture Trustee, as agent to the Series 2005-1 Noteholders, hereby acknowledges and affirms that the rights of the Series 2005-1 Noteholders to any monies paid or payable in respect of the Series 2005-1 Notes shall be fully subrogated to the Series Enhancer to the extent of any payment made by the Series Enhancer pursuant to the terms of the Policy, and any interests due thereon.

(j) By acceptance of a Series 2005-1 Note, each Series 2005-1 Noteholder agrees to be bound by the terms of the Policy, including, without limitation, the method and timing of payment and the Series Enhancer’s right of subrogation.

(k) Notwithstanding the foregoing, in the event that payments on the Series 2005-1 Notes are accelerated, such accelerated payments will not be covered by the Series Enhancer under the Policy, unless the Series Enhancer shall elect to make such accelerated payments in accordance with and subject to the terms of the Policy.

(l) The Indenture Trustee shall be entitled to enforce on behalf of the Series 2005-1 Noteholders the obligations of the Series Enhancer under the Policy. Notwithstanding any other provision of this Indenture or any Series 2005-1 Related Document, the Series 2005-1 Noteholders are not entitled to make any claims under the Policy or institute Proceedings directly against the Series Enhancer.

(m) Nothing in this Section 304 or in any other Section hereof shall or is intended to modify any of the terms, provisions or conditions of the Policy.

ARTICLE IV

Additional Covenants

In addition to the covenants set forth in Article VI of the Indenture, the Issuer hereby makes the following additional covenants for the benefit of the Series 2005-1 Noteholders:

Section 401. Rule 144A. So long as any of the Series 2005-1 Notes are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, Issuer shall, unless it becomes subject to and complies with the reporting requirements of Section 13 or 15(d) of the Exchange Act, or rule 12g3-2(b) thereunder, provide to any Series 2005-1 Noteholder of such restricted securities, or to any prospective Series 2005-1 Noteholder of such restricted securities designated by a Series 2005-1 Noteholder, upon the request of such Noteholder or prospective Series 2005-1 Noteholders, any information required to be provided by Rule 144A(d)(4) under the Securities Act.

Section 402. Use of Proceeds. The proceeds from the issuance of the Series 2005-1 Notes shall be used as follows: (i) to pay the costs of issuance of the Series 2005-1 Notes, (ii) to prepay a portion of the then unpaid principal balance of the 2000-1 Notes, and (iii) for other general corporate purposes, as contemplated in Section 624 of the Indenture.

ARTICLE V

Conditions to Issuance

Section 501. Conditions to Issuance. The Indenture Trustee shall not authenticate the Series 2005-1 Notes unless (i) all conditions to the issuance of the Series 2005-1 Notes under the Series 2005-1 Note Purchase Agreement shall have been satisfied, and (ii) the Issuer shall have delivered a certificate to the Indenture Trustee to the effect that all conditions set forth in the Series 2005-1 Note Purchase Agreement shall have been satisfied.

ARTICLE VI

Representations and Warranties

To induce the Series 2005-1 Noteholders to purchase the Series 2005-1 Notes hereunder, the Issuer hereby represents and warrants as of the Closing Date to the Series Enhancer and the Indenture Trustee for the benefit of the Series 2005-1 Noteholders that:

Section 601. Existence. Issuer is a company duly organized, validly existing and in compliance under the laws of Bermuda. Issuer is in good standing and is duly qualified to do business in each jurisdiction where the failure to do so would have a material adverse effect upon the Issuer and in each jurisdiction in which a failure to so qualify would materially and adversely affect the ability of the Indenture Trustee to enforce its security interest in the Collateral.

Section 602. Authorization. Issuer has the power and is duly authorized to execute and deliver this Supplement and the other Series 2005-1 Related Documents to which it is a party; Issuer is and will continue to be duly authorized to borrow monies hereunder; and Issuer is and will continue to be authorized to perform its obligations under this Supplement and under the other Series 2005-1 Related Documents. The execution, delivery and performance by Issuer of this Supplement and the other Series 2005-1 Related Documents to which it is a party and the borrowings hereunder do not and will not require any consent or approval of any Governmental Authority, shareholder or any other Person which has not already been obtained.

Section 603. No Conflict; Legal Compliance. The execution, delivery and performance of this Supplement and each of the other Series 2005-1 Related Documents and the execution, delivery and payment of the Series 2005-1 Notes will not: (a) contravene any provision of the Issuer’s bye-laws or memorandum of association; (b) contravene, conflict with or violate any Applicable Law or regulation, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority; or (c) violate or result in the breach of, or constitute a default under the Indenture, the Series 2005-1 Related Documents, any other indenture or other loan or credit agreement, or other agreement or instrument to which Issuer is a party or by which Issuer, or its property and assets may be bound or affected. Issuer is not in violation or breach of or default under any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any contract, agreement, lease, license, indenture or other instrument to which it is a party.

Section 604. Validity and Binding Effect. This Supplement is, and each Series 2005-1 Related Document to which Issuer is a party, when duly executed and delivered, will be, the legal, valid and binding obligation of Issuer, enforceable against Issuer in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity limiting the availability of equitable remedies.

Section 605. Financial Statements. Since December 31, 2004, there has been no Material Adverse Change in the financial condition of any of the Issuer, Textainer Limited or the Manager.

Section 606. Place of Business. The Issuer’s only “place of business” (within the meaning of Section 9-307 of the UCC) is located at Century House, 16 Par-la-Ville Road, Hamilton HM HX, Bermuda. The Issuer does not maintain an office or assets in the United States, other than (i) the Trust Account, the Restricted Cash Account and the Series Accounts and (ii) off-hire containers located in depots in the United States and containers described in Section 606(g) of the Indenture.

Section 607. No Agreements or Contracts. The Issuer is not now and has not been a party to any contract or agreement (whether written or oral) other than the Series 2000-1 Related Documents, the Series 2001-1 Related Documents, the Series 2005-1 Related Documents (as each such term is defined in the Supplement for such Series), provided that all obligations under the Series 2001-1 Related Documents shall have been terminated prior to the issuance of the Series 2005-1 Notes (except for such obligations which pursuant to the terms of the 2001-1 Related Documents shall survive any termination thereof), the Related Documents (as defined in the Indenture) and the Members’ Agreement.

Section 608. Consents and Approvals. No approval, authorization or consent of any trustee or holder of any Indebtedness or obligation of Issuer or of any other Person under any agreement, contract, lease or license or similar document or instrument to which Issuer is a party or by which Issuer is bound, is required to be obtained by Issuer in order to make or consummate the transactions contemplated under the Series 2005-1 Related Documents, except for those approvals, authorizations and consents that have been obtained on or prior to the Closing Date. All consents and approvals of, filings and registrations with, and other actions in respect of, all Governmental Authorities required to be obtained by Issuer in order to make or consummate the transactions contemplated under the Series 2005-1 Related Documents have been, or prior to the time when required will have been, obtained, given, filed or taken and are or will be in full force and effect.

Section 609. Margin Regulations. Issuer does not own any “margin security”, as that term is defined in Regulation U of the Federal Reserve Board, and the proceeds of the Series 2005-1 Notes issued under this Supplement will be used only for the purposes contemplated hereunder. None of such proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the loans under this Supplement to be considered a “purpose credit” within the meaning of Regulations T, U and X. Issuer will not take or permit any agent acting on its behalf to take any action which might cause this Supplement or any document or instrument delivered pursuant hereto to violate any regulation of the Federal Reserve Board.

Section 610. Taxes. All federal, state, local and foreign tax returns, reports and statements required to be filed by Issuer have been filed with the appropriate Governmental Authorities, and all taxes and other impositions shown thereon to be due and payable by Issuer have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof, or any such fine, penalty, interest, late charge or loss has been paid, or Issuer is contesting its liability therefor in good faith and has fully reserved all such amounts according to GAAP in the financial statements provided to the Noteholders pursuant to Section 626 of the Indenture. Issuer has paid when due and payable all material charges upon the books of Issuer and no Governmental Authority has asserted any Lien against Issuer with respect to unpaid taxes. Proper and accurate amounts have been withheld by Issuer from its employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective Governmental Authorities.

Section 611. Other Regulations. Issuer is not: (a) a “public utility company” or a “holding company,” or an “affiliate” or a “Subsidiary company” of a “holding company,” or an “affiliate” of such a “Subsidiary company,” as such terms are defined in the Public Utility Holding Company Act of 1936, as amended, or (b) an “investment company,” or an “affiliated person” of, or a “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended. The issuance of the Series 2005-1 Notes hereunder and the application of the proceeds and repayment thereof by Issuer and the performance of the transactions contemplated by this Supplement and the other Series 2005-1 Related Documents will not violate any provision of the Investment Company Act or the Public Utility Holding Company Act, or any rule, regulation or order issued by the SEC thereunder.

Section 612. Solvency and Separateness.

(i) The capital of the Issuer is adequate for the business and undertakings of the Issuer.

(ii) Other than with respect to the transactions contemplated hereby and by the Series 2000-1 Related Documents and the other Series 2005-1 Related Documents, the Issuer is not engaged in any business transactions with the Sellers or the Manager, except as permitted by the Management Agreement, the Contribution and Sale Agreement, the Members Agreement or any Acquisition Agreement.

(iii) The bye-laws of the Issuer provide that the Issuer shall have four directors (two directors appointed by Textainer Limited, and two directors appointed by MeesPierson Transport & Logistics Holding B.V. (now known as FB Aviation & Intermodal Finance Holding B.V.)) unless increased to five under certain circumstances described in the bye-laws, including, but not limited to, those discussed below. In the event of a resolution to institute voluntary Insolvency Proceedings on behalf of the Issuer, the bye-laws of the Issuer further provide that the number of directors is automatically increased to five and an independent director from the Director Services Provider is elected by a majority of the directors. Such independent director shall participate solely in the vote on the voluntary Insolvency Proceedings and shall cease to be a director immediately following such vote. No action can be taken to institute voluntary Insolvency Proceedings on behalf of the Issuer unless such action shall have been approved or authorized by (x) a resolution of the board of directors for which at least ninety-nine percent (99%) of all directors (including the independent director) have voted in favor and (y) a resolution of the members representing at least ninety-nine percent (99%) of all Class A Shares and Class B Shares and (z) a resolution of the members representing at least ninety-nine percent (99%) of all Class C Shares then issued and outstanding.

(iv) The Issuer’s funds and assets are not, and will not be, commingled with those of the Sellers or the Manager, except as permitted by the Management Agreement.

(v) The bye-laws of the Issuer require it to maintain (A) correct and complete books and records of account, and (B) minutes of the meetings and other proceedings of its members.

(vi) The Issuer is not insolvent under the Insolvency Law and will not be rendered insolvent by the transactions contemplated by the Series 2005-1 Related Documents and after giving effect to such transactions, the Issuer will not be left with an unreasonably small amount of capital with which to engage in its business nor will the Issuer have intended to incur, or believe that it has incurred, debts beyond its ability to pay such debts as they mature. The Issuer does not contemplate the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, trustee or similar official in respect of the Issuer or any of its assets.

Section 613. Survival of Representations and Warranties. So long as any of the Series 2005-1 Notes shall be Outstanding and until payment and performance in full of the Aggregate Outstanding Obligations, the representations and warranties contained herein shall have a continuing effect as having been true when made.

Section 614. No Default. No Event of Default or Early Amortization Event (or event or condition which with the giving of notice or passage of time or both would become an Event of Default or Early Amortization Event) has occurred and is continuing.

Section 615. Litigation and Contingent Liabilities. No claims, litigation, arbitration proceedings or governmental Proceedings by any Governmental Authority are pending or threatened against or are affecting the Issuer or any of its Affiliates the results of which might interfere with the consummation of any of the transactions contemplated by this Supplement or any document issued or delivered in connection herewith.

Section 616. Subsidiaries. Issuer has had no subsidiaries.

Section 617. No Partnership. Issuer is not a partner or joint venturer in any partnership or joint venture.

Section 618. Pension and Welfare Plans. No accumulated funding deficiency (as defined in Section 412 of the Code or Section 302 of ERISA) or reportable event (within the meaning of section 4043 of ERISA), has occurred with respect to the Plan of the Issuer or any ERISA Affiliate. The present value of all benefit liabilities under all Plans of the Issuer or any ERISA Affiliate subject to Title IV of ERISA, as defined in Section 4001(a)(16) of ERISA, exceeds the fair market value of all assets of Plans subject to Title IV of ERISA (determined as of the most recent valuation date for such Plan on the basis of assumptions prescribed by the Pension Benefit Guaranty Corporation for the purpose of Section 4044 of ERISA), by no more than $1.9 million. Neither Issuer nor any ERISA Affiliate is subject to any present or potential withdrawal liability pursuant to Title IV of ERISA and no multi-employer plan (with the meaning of Section 4001(a)(3) of ERISA) to which the Issuer or any ERISA Affiliate has an obligation to contribute or any liability, is or is likely to be disqualified for tax purposes, in reorganization within the meaning of Section 4241 of ERISA or Section 418 of the Code) or is insolvent (as defined in Section 4245 of ERISA). No liability (other than liability to make periodic contributions to fund benefits) with respect to any Plan of Issuer, or Plan subject to Title IV of ERISA or any ERISA Affiliate, has been, or is expected to be, incurred by Issuer or an ERISA Affiliate, either directly or indirectly. All Plans of Issuer are in material compliance with ERISA and the Code. No lien under Section 412 of the Code or 302(f) of ERISA or requirement to provide security under the Code or ERISA has been or is reasonably expected by Issuer to be imposed on its assets. The Issuer does not have any obligation under any collective bargaining agreement. As of the Closing Date, the Issuer is not an employee benefit plan with the meaning of ERISA or a “plan” within the meaning of Section 4975 of the Code and assets of the Issuer do not constitute “plan assets” within the meaning of Section 2510.3-101 of the regulations of the Department of Labor.

Section 619. Ownership of Issuer. The Issuer has three classes of ordinary shares issued and outstanding as of the Closing Date: the Class A Shares, the Class B Shares and the Class C Shares. The Class A Shares represent the only class of voting shares issued and outstanding and, as of the Closing Date, there are 12,000 shares issued and outstanding and owned in equal amounts by Textainer Limited, a Bermuda company and FB Aviation & Intermodal Finance Holding B.V., a company organized under the laws of the Kingdom of The Netherlands. The Class B Shares do not have voting rights (other than with respect to (i) any matter that adversely affects the rights of the holder of the Class B Shares and/or (ii) the commencement of a voluntary bankruptcy Proceeding by the Issuer) and all of such Class B Shares are owned by Textainer Limited on the Closing Date. The Class C Shares do not have voting rights (other than with respect to (i) any matter that adversely affects the rights of the holder of the Class C Shares and/or (ii) the commencement of a voluntary bankruptcy Proceeding by the Issuer) and all of such Class C Shares are owned by AMACAR Investments LLC, a Delaware limited liability company, on the Closing Date.

Section 620. Security Interest Representations.

(a) This Supplement and the Indenture create a valid and continuing security interest (as defined in the UCC) in the Collateral in favor of the Indenture Trustee, for the benefit of the Noteholders, each Series Enhancer and any Interest Rate Hedge Provider, which security interest is prior to all other Liens, and is enforceable as such as against creditors of and purchasers from the Issuer.

(b) The containers constitute “goods” or “inventory” within the meaning of the applicable UCC. The Leases constitute “tangible chattel paper” within the meaning of the UCC. The lease receivables constitute “accounts” or “proceeds” of the Leases within the meaning of the UCC. The Trust Account, the Restricted Cash Account and the Series 2005-1 Series Account constitute “securities accounts” within the meaning of the UCC. The Issuer’s contractual rights under any Interest Rate Hedge Agreements, the Contribution and Sale Agreement and the Management Agreement constitute “general intangibles” within the meaning of the UCC.

(c) The Issuer owns and has good and marketable title to the Collateral, free and clear of any Lien (whether senior, junior or pari passu), claim or encumbrance of any Person, except for Permitted Encumbrances.

(d) The Issuer has caused the filing of all appropriate financing statements or documents of similar import in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in the Collateral granted to the Indenture Trustee in this Supplement and the Indenture. All financing statements filed against the Issuer in favor of the Indenture Trustee in connection herewith describing the Collateral contain a statement to the following effect: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Indenture Trustee.”

(e) Other than the security interest granted to the Indenture Trustee pursuant to this Supplement and the Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral, except as permitted pursuant to the Indenture. The Issuer has not authorized the filing of, and is not aware of, any financing statements against the Issuer that include a description of collateral covering the Collateral other than any financing statement or document of similar import (i) relating to the security interest granted to the Indenture Trustee in this Supplement or the Indenture or (ii) that has been terminated. The Issuer is not aware of any judgment or tax lien filings against the Issuer.

(f) The Issuer has received a written acknowledgment from the Manager that the Manager or an Affiliate thereof is holding the Leases, to the extent they relate to the Managed Containers, on behalf of, and for the benefit of, the Indenture Trustee. None of the Leases that constitute or evidence the Collateral have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person. The Sellers have caused the filing of all appropriate financing statements or documents of similar import in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest of the Issuer (and the Indenture Trustee as its assignee) in the Leases (to the extent that such Leases relate to the Managed Containers) granted to the Issuer in the Contribution and Sale Agreement.

(g) The Issuer has received all necessary consents and approvals required by the terms of the Collateral to the pledge to the Indenture Trustee of its interest and rights in such Collateral hereunder or under the Indenture.

(h) The Issuer has taken all steps necessary to cause Wells Fargo Bank, National Association (in its capacity as securities intermediary) to identify in its records the Indenture Trustee as the Person having a “security entitlement” (within the meaning of Section 8-102(a)(17) of the UCC in each of the Trust Account, the Restricted Cash Account and the Series 2005-1 Series Account.

(i) The Trust Account, the Restricted Cash Account and Series 2005-1 Series Account are not in the name of any Person other than the Indenture Trustee. The Issuer has not consented to Wells Fargo Bank, National Association (as the securities intermediary of the Trust Account, the Restricted Cash Account and the Series 2005-1 Series Account) to comply with entitlement orders of any Person other than the Indenture Trustee.

(j) No creditor of the Issuer (other than (x) with respect to the Managed Containers, the related Lessee and (y) the Manager in its capacity as Manager under the Management Agreement) has in its possession any goods that constitute or evidence the Collateral.

The representations and warranties set forth in this Section 620 shall survive until this Supplement is terminated in accordance with its terms and the terms of the Indenture. Any breaches of the representations and warranties set forth in this Section 620 may be waived by the Indenture Trustee, only with the prior written consent of the Control Party and with the prior satisfaction of the Rating Agency Condition.

ARTICLE VII

Miscellaneous Provisions

Section 701. Ratification of Indenture. As supplemented by this Supplement, the Indenture is in all respects ratified and confirmed and the Indenture as so supplemented by this Supplement shall be read, taken and construed as one and the same instrument.

Section 702. Counterparts. This Supplement may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of this Supplement by facsimile or by electronic means shall be equally effective as of the delivery of an originally executed counterpart.

Section 703. Governing Law. THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAWS BUT OTHERWISE WITHOUT REFERENCE TO ITS CONFLICTS OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 704. Notices to Rating Agencies. Whenever any notice or other communication is required to be given to the Rating Agencies pursuant to the Indenture or this Supplement, such notice or communication shall be delivered as follows: (i) to Moody’s at Moody’s Investors Service, Inc., 99 Church Street, New York, New York 10004, Attention: ABS Monitoring Group and (ii) if to Standard & Poor’s at Standard & Poor’s Ratings Services, 55 Water Street, 41st Floor, New York, New York 10041, Attention: Asset-Backed Surveillance Group, fax: (212/438-2664). Any rights to notices conveyed to a Rating Agency pursuant to the terms of this Supplement shall terminate immediately if such Rating Agency no longer has a rating outstanding with respect to the Series 2005-1 Notes.

Section 705. Amendments and Modifications. The terms of the Supplement may be waived, modified or amended only in a written instrument signed by each of the Issuer, the Control Party and the Indenture Trustee and, except with respect to the matters set forth in (and subject to the terms of) Section 1001 of the Indenture, only with the prior written consent of the Requisite Global Majority for Series 2005-1 or, with respect to the matters set forth in Section 1002(a) of the Indenture, the prior written consent of the Holders of all Series 2005-1 Notes then Outstanding.

Section 706. Consent to Jurisdiction. ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST THE ISSUER ARISING OUT OF OR RELATING TO THIS SUPPLEMENT, OR ANY TRANSACTION CONTEMPLATED HEREBY, MAY BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, STATE OF NEW YORK AND THE ISSUER HEREBY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND, SOLELY FOR THE PURPOSES OF ENFORCING THIS SUPPLEMENT, THE ISSUER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING. THE ISSUER HEREBY IRREVOCABLY APPOINTS AND DESIGNATES NATIONAL CORPORATE RESEARCH LTD. HAVING AN ADDRESS AT 225 W 34TH STREET, NEW YORK, NEW YORK 10122, ITS TRUE AND LAWFUL ATTORNEY-IN-FACT AND DULY AUTHORIZED AGENT FOR THE LIMITED PURPOSE OF ACCEPTING SERVICING OF LEGAL PROCESS AND THE ISSUER AGREES THAT SERVICE OF PROCESS UPON SUCH PARTY SHALL CONSTITUTE PERSONAL SERVICE OF SUCH PROCESS ON SUCH PERSON. THE ISSUER SHALL MAINTAIN THE DESIGNATION AND APPOINTMENT OF SUCH AUTHORIZED AGENT UNTIL ALL AMOUNTS PAYABLE UNDER THIS SUPPLEMENT SHALL HAVE BEEN PAID IN FULL. IF SUCH AGENT SHALL CEASE TO SO ACT, THE ISSUER SHALL IMMEDIATELY DESIGNATE AND APPOINT ANOTHER SUCH AGENT SATISFACTORY TO THE INDENTURE TRUSTEE AND SHALL PROMPTLY DELIVER TO THE INDENTURE TRUSTEE EVIDENCE IN WRITING OF SUCH OTHER AGENT’S ACCEPTANCE OF SUCH APPOINTMENT.

Section 707. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, AS AGAINST THE OTHER PARTIES HERETO, ANY RIGHTS IT MAY HAVE TO A JURY TRIAL IN RESPECT OF ANY CIVIL ACTION OR PROCEEDING (WHETHER ARISING IN CONTRACT OR TORT OR OTHERWISE), INCLUDING ANY COUNTERCLAIM, ARISING UNDER OR RELATING TO THIS AGREEMENT OR ANY OTHER SERIES 2005-1 RELATED DOCUMENT, INCLUDING IN RESPECT OF THE NEGOTIATION, ADMINISTRATION OR ENFORCEMENT HEREOF OR THEREOF.

Section 708. Third Party Beneficiaries. The Series Enhancer is an express third party beneficiary of this Supplement and shall be entitled to rely on all representations, warranties, covenants and agreements contained herein, and in the Indenture to the extent related hereto, as if made directly to it and as if it were a party hereto and shall have full power and authority to enforce the obligations of the parties hereunder.

IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Supplement to be duly executed and delivered by their respective officers all as of the day and year first above written.

TEXTAINER MARINE CONTAINERS LIMITED

By:	/s/ D. R. Cottingham
Name:	D. R. Cottingham
Title:	Secretary

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Indenture Trustee

By:	/s/ Marianna C. Stershic
Name:	Marianna C. Stershic
Title:	Vice President

SERIES 2005-1 SUPPLEMENT

EXHIBIT A-1

FORM OF 144A BOOK ENTRY NOTE

EXHIBIT A-2

FORM OF REGULATION S TEMPORARY BOOK ENTRY NOTE

EXHIBIT A-3

FORM OF UNRESTRICTED BOOK ENTRY NOTE

EXHIBIT A-4

FORM OF NOTE ISSUED TO INSTITUTIONAL ACCREDITED INVESTORS

EXHIBIT B

FORM OF

CERTIFICATE TO BE GIVEN BY NOTEHOLDER

[Euroclear Bank S.A./N.V., as operator

of the Euroclear Clearance System

1 Boulevard du Roi Albert II

B-1210 Brussels, Belgium]

[Clearstream Banking, société anonyme

67 Boulevard Grand-Duchesse Charlotte

L-1331 Luxembourg]

Re:	Floating Rate Asset Backed Notes (the “Offered Notes”) issued pursuant to the Series 2005-1 Supplement, dated as of May 26, 2005, between Textainer Marine Containers Limited (the “Issuer”) and Wells Fargo Bank, National Association (the “Indenture Trustee”) to the Second Amended and Restated Indenture, dated as of May 26, 2005, between the Issuer and the Indenture Trustee.

This is to certify that as of the date hereof, and except as set forth below, the beneficial interest in the Offered Notes held by you for our account is owned by Persons that are not U.S. Persons (as defined in Rule 902 under the Securities Act of 1933, as amended).

The undersigned undertakes to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Offered Notes held by you in which the undersigned has acquired, or intends to acquire, a beneficial interest in accordance with your operating procedures if any applicable statement herein is not correct on such date. In the absence of any such notification, it may be assumed that this certification applies as of such date.

[This certification excepts beneficial interests in and does not relate to U.S. $             principal amount of the Offered Notes appearing in your books as being held for our account but that we have sold or as to which we are not yet able to certify.]

We understand that this certification is required in connection with certain securities laws in the United States of America. If administrative or legal Proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification or a copy thereof to any interested party in such Proceedings.

Dated:*	By:
Account Holder

*	Certification must be dated on or after the 15th day before the date of the Euroclear or Clearstream certificate to which this certification relates.

EXHIBIT C

FORM OF

CERTIFICATE TO BE GIVEN BY EUROCLEAR OR CLEARSTREAM

Wells Fargo Bank, National Association,

as Indenture Trustee and Note Registrar

Sixth Street and Marquette Avenue

Minneapolis, Minnesota 55479

Attention: Corporate Trust Services/Asset-Backed Administrator

Re:	Floating Rate Asset Backed Notes (the “Offered Notes”) issued pursuant to the Series 2005-1 Supplement, dated as of May 26, 2005, between Textainer Marine Containers Limited (the “Issuer”) and Wells Fargo Bank, National Association (the “Indenture Trustee”) to the Second Amended and Restated Indenture, dated as of May 26, 2005, between the Issuer and the Indenture Trustee.

This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organizations appearing in our records as Persons being entitled to a portion of the principal amount set forth below (our “Member Organizations”) as of the date hereof, $             principal amount of the Offered Notes is owned by Persons (a) that are not U.S. Persons (as defined in Rule 902 under the Securities Act of 1933, as amended (the “Securities Act”)) or (b) who purchased their Offered Notes (or interests therein) in a transaction or transactions that did not require registration under the Securities Act.

We further certify (a) that we are not making available herewith for exchange any portion of the related Regulation S Temporary Book-Entry Note excepted in such certifications and (b) that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by them with respect to any portion of the part submitted herewith for exchange are no longer true and cannot be relied upon as of the date hereof.

We understand that this certification is required in connection with certain securities laws of the United States of America. If administrative or legal Proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification or a copy hereof to any interested party in such Proceedings.

Date:	Yours faithfully,

By:
[Morgan Guaranty Trust Company of New York, Brussels Office, as Operator of the Euroclear Clearance System] [Clearstream Banking, société anonyme]

EXHIBIT D

FORM OF

CERTIFICATE TO BE GIVEN BY TRANSFEREE OF BENEFICIAL INTEREST IN A

REGULATION S TEMPORARY BOOK ENTRY NOTE

[Euroclear Bank S.A./N.V., as operator

of the Euroclear Clearance System

1 Boulevard du Roi Albert II

B-1210 Brussels, Belgium]

[Clearstream Banking, société anonyme

67 Boulevard Grand-Duchesse Charlotte

L-1331 Luxembourg]

Re:	Floating Rate Asset Backed Notes (the “Offered Notes”) issued pursuant to the Series 2005-1 Supplement, dated as of May 26, 2005, between Textainer Marine Containers Limited (the “Issuer”) and Wells Fargo Bank, National Association (the “Indenture Trustee”) to the Second Amended and Restated Indenture, dated as of May 26, 2005, between the Issuer and the Indenture Trustee.

This is to certify that as of the date hereof, and except as set forth below, for purposes of acquiring a beneficial interest in the Offered Notes, the undersigned certifies that it is not a U.S. Person (as defined in Rule 902 under the Securities Act of 1933, as amended).

The undersigned undertakes to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Offered Notes held by you in which the undersigned intends to acquire a beneficial interest in accordance with your operating procedures if any applicable statement herein is not correct on such date. In the absence of any such notification, it may be assumed that this certification applies as of such date.

We understand that this certification is required in connection with certain securities laws in the United States of America. If administrative or legal Proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification or a copy thereof to any interested party in such Proceedings.

Dated:	By:

EXHIBIT E

FORM OF

TRANSFER CERTIFICATE FOR EXCHANGE OR

TRANSFER FROM 144A BOOK-ENTRY NOTE

TO REGULATION S BOOK-ENTRY NOTE

Wells Fargo Bank, National Association,

as Indenture Trustee and Note Registrar

Sixth Street and Marquette Avenue

Minneapolis, Minnesota 55479

Attention: Corporate Trust Services/Asset-Backed Administrator

Re:	Floating Rate Asset Backed Notes (the “Offered Notes”) issued pursuant to the Series 2005-1 Supplement, dated as of May 26, 2005, between Textainer Marine Containers Limited (the “Issuer”) and Wells Fargo Bank, National Association (the “Indenture Trustee”) to the Second Amended and Restated Indenture, dated as of May 26, 2005, between the Issuer and the Indenture Trustee.

Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to U.S. $             principal amount of Offered Notes that are held as a beneficial interest in the 144A Book-Entry Note (CUSIP No. 883145AC8) with DTC in the name of [insert name of transferor] (the “Transferor”). The Transferor has requested an exchange or transfer of the beneficial interest for an interest in the Regulation S Book-Entry Note (CUSIP No. G8766UAB9) to be held with [Euroclear] [Clearstream] through DTC.

In connection with the request and in receipt of the Offered Notes, the Transferor does hereby certify that the exchange or transfer has been effected in accordance with the transfer restrictions set forth in the Indenture and the Offered Notes and:

(a) pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), and accordingly the Transferor does hereby certify that:

(i) the offer of the Offered Notes was not made to a Person in the United States of America,

(ii) either (A) at the time the buy order was originated, the transferee was outside the United States of America or the Transferor and any Person acting on its behalf reasonably believed that the transferee was outside the United States of America, or (B) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any Person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States of America,

(iii) no directed selling efforts have been made in contravention of the requirements of Rule 903 or 904 of Regulation S, as applicable, and the other conditions of Rule 903 or Rule 904 of Regulation S, as applicable, have been satisfied and

(iv) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act, and

E-1

(b) with respect to transfers made in reliance on Rule 144A under the Securities Act, the Transferor does hereby certify that the Notes are being transferred in a transaction permitted by Rule 144A under the Securities Act.

This certification and the statements contained herein are made for your benefit and the benefit of the Issuer and Wachovia Capital Markets, LLC, as the Initial Purchaser.

[Insert name of Transferor]

Dated:	By:
Title:

E-2

EXHIBIT F

FORM OF

INITIAL PURCHASER EXCHANGE INSTRUCTIONS

Depository Trust Company

55 Water Street

50th Floor

New York, New York 10041

Re:	$ of the Floating Rate Asset Backed Notes, Series 2005-1 (the “Notes”) issued pursuant to the Series 2005-1 Supplement, dated as of May 26, 2005, between Textainer Marine Containers Limited (the “Issuer”) and Wells Fargo Bank, National Association (the “Indenture Trustee”) to the Second Amended and Restated Indenture, dated as of May 26, 2005, between the Issuer and the Indenture Trustee.

Pursuant to Section 207 of the Series 2005-1 Supplement, Wachovia Capital Markets, LLC (“WCM”), an indirect, wholly-owned subsidiary of Wachovia Corporation (the “Initial Purchaser”), hereby requests that $             aggregate principal amount of the Notes held by you for our account and represented by the Regulation S Temporary Book-Entry Note (CUSIP No. G8766UAB9) (as defined in the Series 2005-1 Supplement) be exchanged for an equal principal amount represented by the 144A Book-Entry Note (CUSIP No. 883145AC8) to be held by you for our account.

Dated:	Wachovia Capital Markets, LLC, as Initial Purchaser

By:
Title:

SCHEDULE I

Minimum Targeted Principal Balances and Scheduled Targeted Principal Balances

		Minimum			Minimum			Minimum
	Payment	Targeted		Payment	Targeted		Payment	Targeted
	Date	Principal		Date	Principal		Date	Principal
Period	Occurring In:	Balance	Period	Occurring In:	Balance	Period	Occurring In:	Balance
0	Closing Date	$580,000,000	61	Jun 2010	$383,444,444	121	Jun 2015	$190,111,111
1	Jun 2005	576,777,778	62	Jul 2010	380,222,222	122	Jul 2015	186,888,889
2	Jul 2005	573,555,556	63	Aug 2010	377,000,000	123	Aug 2015	183,666,667
3	Aug 2005	570,333,333	64	Sep 2010	373,777,778	124	Sep 2015	180,444,444
4	Sep 2005	567,111,111	65	Oct 2010	370,555,556	125	Oct 2015	177,222,222
5	Oct 2005	563,888,889	66	Nov 2010	367,333,333	126	Nov 2015	174,000,000
6	Nov 2005	560,666,667	67	Dec 2010	364,111,111	127	Dec 2015	170,777,778
7	Dec 2005	557,444,444	68	Jan 2011	360,888,889	128	Jan 2016	167,555,556
8	Jan 2006	554,222,222	69	Feb 2011	357,666,667	129	Feb 2016	164,333,333
9	Feb 2006	551,000,000	70	Mar 2011	354,444,444	130	Mar 2016	161,111,111
10	Mar 2006	547,777,778	71	Apr 2011	351,222,222	131	Apr 2016	157,888,889
11	Apr 2006	544,555,556	72	May 2011	348,000,000	132	May 2016	154,666,667
12	May 2006	541,333,333	73	Jun 2011	344,777,778	133	Jun 2016	151,444,444
13	Jun 2006	538,111,111	74	Jul 2011	341,555,556	134	Jul 2016	148,222,222
14	Jul 2006	534,888,889	75	Aug 2011	338,333,333	135	Aug 2016	145,000,000
15	Aug 2006	531,666,667	76	Sep 2011	335,111,111	136	Sep 2016	141,777,778
16	Sep 2006	528,444,444	77	Oct 2011	331,888,889	137	Oct 2016	138,555,556
17	Oct 2006	525,222,222	78	Nov 2011	328,666,667	138	Nov 2016	135,333,333
18	Nov 2006	522,000,000	79	Dec 2011	325,444,444	139	Dec 2016	132,111,111
19	Dec 2006	518,777,778	80	Jan 2012	322,222,222	140	Jan 2017	128,888,889
20	Jan 2007	515,555,556	81	Feb 2012	319,000,000	141	Feb 2017	125,666,667
21	Feb 2007	512,333,333	82	Mar 2012	315,777,778	142	Mar 2017	122,444,444
22	Mar 2007	509,111,111	83	Apr 2012	312,555,556	143	Apr 2017	119,222,222
23	Apr 2007	505,888,889	84	May 2012	309,333,333	144	May 2017	116,000,000
24	May 2007	502,666,667	85	Jun 2012	306,111,111	145	Jun 2017	112,777,778
25	Jun 2007	499,444,444	86	Jul 2012	302,888,889	146	Jul 2017	109,555,556
26	Jul 2007	496,222,222	87	Aug 2012	299,666,667	147	Aug 2017	106,333,333
27	Aug 2007	493,000,000	88	Sep 2012	296,444,444	148	Sep 2017	103,111,111
28	Sep 2007	489,777,778	89	Oct 2012	293,222,222	149	Oct 2017	99,888,889
29	Oct 2007	486,555,556	90	Nov 2012	290,000,000	150	Nov 2017	96,666,667
30	Nov 2007	483,333,333	91	Dec 2012	286,777,778	151	Dec 2017	93,444,444
31	Dec 2007	480,111,111	92	Jan 2013	283,555,556	152	Jan 2018	90,222,222
32	Jan 2008	476,888,889	93	Feb 2013	280,333,333	153	Feb 2018	87,000,000
33	Feb 2008	473,666,667	94	Mar 2013	277,111,111	154	Mar 2018	83,777,778
34	Mar 2008	470,444,444	95	Apr 2013	273,888,889	155	Apr 2018	80,555,556
35	Apr 2008	467,222,222	96	May 2013	270,666,667	156	May 2018	77,333,333
36	May 2008	464,000,000	97	Jun 2013	267,444,444	157	Jun 2018	74,111,111
37	Jun 2008	460,777,778	98	Jul 2013	264,222,222	158	Jul 2018	70,888,889
38	Jul 2008	457,555,556	99	Aug 2013	261,000,000	159	Aug 2018	67,666,667
39	Aug 2008	454,333,333	100	Sep 2013	257,777,778	160	Sep 2018	64,444,444
40	Sep 2008	451,111,111	101	Oct 2013	254,555,556	161	Oct 2018	61,222,222
41	Oct 2008	447,888,889	102	Nov 2013	251,333,333	162	Nov 2018	58,000,000
42	Nov 2008	444,666,667	103	Dec 2013	248,111,111	163	Dec 2018	54,777,778
43	Dec 2008	441,444,444	104	Jan 2014	244,888,889	164	Jan 2019	51,555,556
44	Jan 2009	438,222,222	105	Feb 2014	241,666,667	165	Feb 2019	48,333,333
45	Feb 2009	435,000,000	106	Mar 2014	238,444,444	166	Mar 2019	45,111,111
46	Mar 2009	431,777,778	107	Apr 2014	235,222,222	167	Apr 2019	41,888,889
47	Apr 2009	428,555,556	108	May 2014	232,000,000	168	May 2019	38,666,667
48	May 2009	425,333,333	109	Jun 2014	228,777,778	169	Jun 2019	35,444,444
49	Jun 2009	422,111,111	110	Jul 2014	225,555,556	170	Jul 2019	32,222,222
50	Jul 2009	418,888,889	111	Aug 2014	222,333,333	171	Aug 2019	29,000,000
51	Aug 2009	415,666,667	112	Sep 2014	219,111,111	172	Sep 2019	25,777,778
52	Sep 2009	412,444,444	113	Oct 2014	215,888,889	173	Oct 2019	22,555,556
53	Oct 2009	409,222,222	114	Nov 2014	212,666,667	174	Nov 2019	19,333,333
54	Nov 2009	406,000,000	115	Dec 2014	209,444,444	175	Dec 2019	16,111,111
55	Dec 2009	402,777,778	116	Jan 2015	206,222,222	176	Jan 2020	12,888,889
56	Jan 2010	399,555,556	117	Feb 2015	203,000,000	177	Feb 2020	9,666,667
57	Feb 2010	396,333,333	118	Mar 2015	199,777,778	178	Mar 2020	6,444,444
58	Mar 2010	393,111,111	119	Apr 2015	196,555,556	179	Apr 2020	3,222,222
59	Apr 2010	389,888,889	120	May 2015	193,333,333	180	May 2020	0
60	May 2010	386,666,667

SCHEDULE I

Minimum Targeted Principal Balances and Scheduled Targeted Principal Balances

		Scheduled			Scheduled
	Payment	Targeted		Payment	Targeted
	Date	Principal		Date	Principal
Period	Occurring In:	Balance	Period	Occurring In:	Balance
0	Closing Date	$580,000,000	61	Jun 2010	$285,166,667
1	Jun 2005	575,166,667	62	Jul 2010	280,333,333
2	Jul 2005	570,333,333	63	Aug 2010	275,500,000
3	Aug 2005	565,500,000	64	Sep 2010	270,666,667
4	Sep 2005	560,666,667	65	Oct 2010	265,833,333
5	Oct 2005	555,833,333	66	Nov 2010	261,000,000
6	Nov 2005	551,000,000	67	Dec 2010	256,166,667
7	Dec 2005	546,166,667	68	Jan 2011	251,333,333
8	Jan 2006	541,333,333	69	Feb 2011	246,500,000
9	Feb 2006	536,500,000	70	Mar 2011	241,666,667
10	Mar 2006	531,666,667	71	Apr 2011	236,833,333
11	Apr 2006	526,833,333	72	May 2011	232,000,000
12	May 2006	522,000,000	73	Jun 2011	227,166,667
13	Jun 2006	517,166,667	74	Jul 2011	222,333,333
14	Jul 2006	512,333,333	75	Aug 2011	217,500,000
15	Aug 2006	507,500,000	76	Sep 2011	212,666,667
16	Sep 2006	502,666,667	77	Oct 2011	207,833,333
17	Oct 2006	497,833,333	78	Nov 2011	203,000,000
18	Nov 2006	493,000,000	79	Dec 2011	198,166,667
19	Dec 2006	488,166,667	80	Jan 2012	193,333,333
20	Jan 2007	483,333,333	81	Feb 2012	188,500,000
21	Feb 2007	478,500,000	82	Mar 2012	183,666,667
22	Mar 2007	473,666,667	83	Apr 2012	178,833,333
23	Apr 2007	468,833,333	84	May 2012	174,000,000
24	May 2007	464,000,000	85	Jun 2012	169,166,667
25	Jun 2007	459,166,667	86	Jul 2012	164,333,333
26	Jul 2007	454,333,333	87	Aug 2012	159,500,000
27	Aug 2007	449,500,000	88	Sep 2012	154,666,667
28	Sep 2007	444,666,667	89	Oct 2012	149,833,333
29	Oct 2007	439,833,333	90	Nov 2012	145,000,000
30	Nov 2007	435,000,000	91	Dec 2012	140,166,667
31	Dec 2007	430,166,667	92	Jan 2013	135,333,333
32	Jan 2008	425,333,333	93	Feb 2013	130,500,000
33	Feb 2008	420,500,000	94	Mar 2013	125,666,667
34	Mar 2008	415,666,667	95	Apr 2013	120,833,333
35	Apr 2008	410,833,333	96	May 2013	116,000,000
36	May 2008	406,000,000	97	Jun 2013	111,166,667
37	Jun 2008	401,166,667	98	Jul 2013	106,333,333
38	Jul 2008	396,333,333	99	Aug 2013	101,500,000
39	Aug 2008	391,500,000	100	Sep 2013	96,666,667
40	Sep 2008	386,666,667	101	Oct 2013	91,833,333
41	Oct 2008	381,833,333	102	Nov 2013	87,000,000
42	Nov 2008	377,000,000	103	Dec 2013	82,166,667
43	Dec 2008	372,166,667	104	Jan 2014	77,333,333
44	Jan 2009	367,333,333	105	Feb 2014	72,500,000
45	Feb 2009	362,500,000	106	Mar 2014	67,666,667
46	Mar 2009	357,666,667	107	Apr 2014	62,833,333
47	Apr 2009	352,833,333	108	May 2014	58,000,000
48	May 2009	348,000,000	109	Jun 2014	53,166,667
49	Jun 2009	343,166,667	110	Jul 2014	48,333,333
50	Jul 2009	338,333,333	111	Aug 2014	43,500,000
51	Aug 2009	333,500,000	112	Sep 2014	38,666,667
52	Sep 2009	328,666,667	113	Oct 2014	33,833,333
53	Oct 2009	323,833,333	114	Nov 2014	29,000,000
54	Nov 2009	319,000,000	115	Dec 2014	24,166,667
55	Dec 2009	314,166,667	116	Jan 2015	19,333,333
56	Jan 2010	309,333,333	117	Feb 2015	14,500,000
57	Feb 2010	304,500,000	118	Mar 2015	9,666,667
58	Mar 2010	299,666,667	119	Apr 2015	4,833,333
59	Apr 2010	294,833,333	120	May 2015	0
60	May 2010	290,000,000